UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): February 7, 2019

DELTA APPAREL, INC.
(Exact name of registrant as specified in its charter)

Georgia
(State or Other Jurisdiction of Incorporation)

1-15583		58-2508794
(Commission File Number)		(IRS Employer Identification No.)

322 South Main Street, Greenville, South Carolina		29601
(Address of principal executive offices)		(Zip Code)

(864) 232-5200
(Registrant's Telephone Number Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07.    Submission of Matters to a Vote of Security Holders.
Delta Apparel, Inc. (the “Company”) held its annual meeting of shareholders on February 7, 2019 (the “Annual Meeting”). The Company received proxies totaling 92.7% of its issued and outstanding shares of common stock, representing 6,475,499 shares of common stock, as of the record date. At the Annual Meeting, the shareholders voted on the following proposals, which are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on December 21, 2018, and the results of the voting are presented below.

		For	Withheld	Broker Non-Vote
1	Election of Directors
	Anita D. Britt	5,295,774	90,606	—
	J. Bradley Campbell	5,293,213	93,167	—
	Dr. G. Jay Gogue	5,293,933	92,447	—
	Robert W. Humphreys	5,293,163	93,217	—
	Robert E. Staton, Sr.	5,293,933	92,447	—
	A. Alexander Taylor, II	5,293,221	93,159	—
	David G. Whalen	5,292,721	93,659	—

Each of the director nominees was elected, by the above-indicated votes, to serve on the Delta Apparel, Inc. Board of Directors until the next annual meeting of shareholders or until their successors are duly elected and qualified.

		For	Against	Abstain	Broker Non-Vote
2	Approval of Executive Compensation on an Advisory Basis	5,315,292	57,292	13,796	1,089,119

The compensation of the Company's named executive officers was approved, on an advisory basis, by the above-indicated votes.

		For	Against	Abstain	Broker Non-Vote
3	Ratification of the Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm for Fiscal Year 2019	6,458,174	6,123	11,202	—

Ernst & Young LLP was ratified as the Company's independent registered public accounting firm for the Company's 2019 fiscal year by the above-indicated votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA APPAREL, INC.

Date:	February 11, 2019	/s/ Justin M. Grow
Justin M. Grow
Vice President of Administration & General Counsel